Exhibit 11


                           COMPUDYNE CORPORATION
       COMPUTATION OF EARNINGS PER SHARE PER COMMON AND COMMON
                              EQUIVALENT SHARE





                                               Three Months Ended
                                                    March, 31,
                                                1997      1996
                                               -------    ------

Primary earnings per share
  Net Earnings from continuing operations      $   120    $    40
                                                ------     ------

Weighted average common and common
 equivalent shares                               2,848      1,808
Adjustment to options                                -         28
Adjustment for preferred shares                  1,260      1,260
                                                ------     ------
                                                 4,108      3,096
                                                ======     ======

Earnings per share:                            $   .03    $   .01
                                                ======     ======

Fully diluted earnings per share:
  Earnings from continuing operations          $   120    $    40
  Adjustment for interest on promissory
   notes                                             -         10
                                                ------     ------
        Net earnings                           $   120    $    50
                                                ======     ======

Weighted average common and common
 equivalent shares                               2,848      3,096
Adjustment for options                               -        284
Adjustment for preferred shares                  1,260          -
                                                ------     ------
Fully diluted shares                             4,108      3,380
                                                ======     ======
Earnings per share:                            $   .03     $  .01